Exhibit 99.3
Unaudited Pro Forma Condensed Consolidated Financial Information

On August 15, 2016, Cintas Corporation (“Cintas”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Cintas, G&K Services, Inc. (“G&K Services”) and Bravo Merger Sub, Inc., a wholly owned subsidiary of Cintas (“Merger Sub”), pursuant to which Cintas agreed to acquire G&K Services (the “Acquisition”). Under the terms of the Merger Agreement, G&K Services shareholders will receive $97.50 per share in cash for each outstanding share of common stock held. The parties' obligations to complete the Acquisition are conditioned upon (i) the receipt of regulatory approvals in the United States and Canada and (ii) certain other customary closing conditions.
The following unaudited pro forma condensed consolidated financial information is based on the historical financial information of Cintas and G&K Services and has been prepared to reflect the proposed Acquisition and related financing transactions. We intend to finance the Acquisition, including the payment of related fees and expenses, as well as the repayment of any borrowings outstanding under G&K Services' revolving credit facility, with cash on hand, borrowings under our existing credit facility and new long-term debt. We have entered into a $2.3 billion senior unsecured bridge facility with KeyBank, N.A., JPMorgan Chase Bank, N.A. and the other financial institutions party thereto. However, we intend to issue new long-term debt as well as short-term borrowings on or prior to the closing of the Acquisition in lieu of borrowing under the bridge facility.
The unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of operating results that would have been achieved had the Acquisition been completed as of May 31, 2016 and does not intend to project the future financial results of Cintas after the Acquisition. The unaudited pro forma condensed consolidated balance sheet does not purport to reflect what our financial condition would have been had the transaction closed on November 30, 2016 or for any future or historical period. The unaudited pro forma condensed consolidated statements of income and balance sheet do not reflect the cost of any integration activities or benefits from the Acquisition and synergies that may be derived.
Cintas’ fiscal year ends on May 31, while G&K Services’ utilizes a 52- or 53-week fiscal year that ends on the Saturday nearest June 30. The unaudited pro forma condensed consolidated interim balance sheet combines the interim unaudited consolidated balance sheet of Cintas as of November 30, 2016 and the unaudited consolidated balance sheet of G&K Services as of December 31, 2016. The unaudited pro forma condensed consolidated statement of income for the year ended May 31, 2016 combines the consolidated statement of income of Cintas for the fiscal year ended May 31, 2016 with the consolidated statement of operations of G&K Services for the fiscal year ended July 2, 2016. The interim unaudited pro forma condensed consolidated statement of income for the six months ended November 30, 2016 combines the interim unaudited statement of income of Cintas for the six months ended November 30, 2016 and the interim unaudited statement of operations of G&K Services for the six months ended December 31, 2016.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the following information:
     •         Notes to the unaudited pro forma condensed consolidated financial information.
      •         Cintas’ Current Report on Form 8-K filed August 16, 2016, including the exhibits thereto.

•         Unaudited interim consolidated financial statements of Cintas as of and for the three and six months ended November 30, 2016, which are included in Cintas’ Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2016, as filed with the SEC.

•         Audited consolidated financial statements of Cintas as of and for the year ended May 31, 2016, which are included in Cintas’ Annual Report on Form 10-K for the year ended May 31, 2016, as filed with the SEC.

•         Audited consolidated financial statements of G&K Services as of and for the year ended July 2, 2016, which are included in G&K Services' Annual Report a Form 10-K for the year ended July 2, 2016, as filed with the SEC.

•         Unaudited interim consolidated financial statements of G&K Services as of and for the three and six months ended December 31, 2016, which are included in G&K Services’ Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2016.

Cintas Corporation + G&K Services, Inc.
Unaudited Pro Forma Consolidated Statements of Income
(In thousands except per share data)
Twelve Months Ended

	Cintas Corporation	G&K Services, Inc.
	May 31, 2016	July 2, 2016	Adjustments		Total

Revenue:
Uniform rental and facility services	$3,777,801	$ 978,041	—		$4,755,842
Other	1,127,657	—	—		1,127,657
Total revenue	4,905,458	978,041	—		5,883,499

Costs and expenses:
Cost of uniform rental and facility services	2,106,793	643,067	—		2,749,860
Cost of other	668,795	—	—		668,795
Selling and administrative expenses	1,348,122	212,334	68,573	f	1,629,029

Operating income	781,748	122,640	(68,573)		835,815

Interest income	(896)	—	—		(896)
Interest expense	64,522	6,835	70,445	a	141,802

Income before income taxes	718,122	115,805	(139,018)		694,909
Income taxes	261,181	43,366	(52,024)	g	252,523
Income from continuing operations	456,941	72,439	(86,994)		442,386
Income from discontinued operations, net of tax	236,579	—	—		236,579
Net income	$ 693,520	$ 72,439	$ (86,994)		$ 678,965

Basic earnings per share:
Continuing operations	$ 4.15				$ 4.02
Discontinued operations	2.15				2.15
Basic earnings per share	$ 6.30				$ 6.17

Diluted earnings per share:
Continuing operations	$ 4.09				$ 3.96
Discontinued operations	2.12				2.12
Diluted earnings per share	$ 6.21				$ 6.08

Weighted average number of shares outstanding	108,221				108,221
Diluted average number of shares outstanding	109,956				109,956

Cintas Corporation + G&K Services, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Income
(In thousands except per share data)
Six Months Ended

	Cintas Corporation	G&K Services, Inc.
	November 30, 2016	December 31, 2016	Adjustments		Total

Revenue:
Uniform rental and facility services	$2,005,161	$ 485,165			$2,490,326
Other	585,892	—			585,892
Total revenue	2,591,053	485,165			3,076,218

Costs and expenses:
Cost of uniform rental and facility services	1,096,684	316,599	—		1,413,283
Cost of other	339,168	—	—		339,168
Selling and administrative expenses	739,248	107,019	34,306	f	880,573
G&K Services, Inc. pension settlement	—	6,010	—		6,010
G&K Services, Inc. transaction expenses	6,134	16,123	(22,257)	e	—

Operating income	409,819	39,414	(12,049)		437,184

Interest income	(96)	—	—		(96)
Interest expense	27,439	4,026	34,614	a	66,079

Income before income taxes	382,476	35,388	(46,663)		371,201
Income taxes	120,931	16,076	(20,282)	g	116,725
Income from continuing operations	261,545	19,312	(26,381)		254,476
Income from discontinued operations, net of tax	16,923	—	—		16,923
Net income	$ 278,468	$ 19,312	$ (26,381)		$ 271,399

Basic earnings per share:
Continuing operations	$ 2.45				$ 2.38
Discontinued operations	0.16				0.16
Basic earnings per share	$ 2.61				$ 2.54

Diluted earnings per share:
Continuing operations	$ 2.39				$ 2.32
Discontinued operations	0.16				0.16
Diluted earnings per share	$ 2.55				$ 2.48

Weighted average number of shares outstanding	104,719				104,719
Diluted average number of shares outstanding	107,278				107,278

Cintas Corporation + G&K Services, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheets
(In thousands except share data)

	Cintas Corporation	G&K Services, Inc.
	November 30, 2016	December 31, 2016	Adjustments		Total
ASSETS
Current assets:
Cash and cash equivalents	$ 143,573	$ 29,864	$ (12,000)	a,b	$ 161,437
Accounts receivable, net	607,452	108,700	(5,435)	b	710,717
Inventories, net	263,301	36,525	(10,957)	b	288,869
Uniforms and other rental items in service	543,644	130,915	(52,366)	b	622,193
Income taxes, current	1,228	—	—		1,228
Prepaid expenses and other current assets	41,464	15,757	(13,495)	b,c	43,726
Total current assets	1,600,662	321,761	(94,253)		1,828,170

Property and equipment, at cost, net	1,067,214	223,777	(33,567)	b	1,257,424

Investments	140,530	—	—		140,530
Goodwill	1,301,391	322,371	1,254,967	b	2,878,729
Service contracts, net	85,517	2,760	697,240	b	785,517
Other assets, net	19,265	53,779	—		73,044

	$ 4,214,579	$ 924,448	$ 1,824,387		$ 6,963,414

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 127,815	$ 53,149	—		$ 180,964
Accrued liabilities	554,942	65,849	10,000	b	630,791
Debt due within one year	66,000	22,000	128,000	b	216,000
Total current liabilities	748,757	140,998	138,000		1,027,755

Long-term liabilities:
Debt due after one year	1,044,834	194,548	1,943,452	a,b,d	3,182,834
Deferred income taxes	265,091	79,209	148,886	b	493,186
Accrued liabilities	130,192	104,384	12,853	b	247,429
Total long-term liabilities	1,440,117	378,141	2,105,191		3,923,449

Shareholders' equity:
Common stock, no par value:	468,392	9,865	(9,865)	b	468,392
Paid-in capital	178,668	87,524	(87,524)	b	178,668
Retained earnings	4,968,437	328,306	(341,801)	b,c,d	4,954,942
Treasury stock:	(3,572,506)	—	—		(3,572,506)
Accumulated other comprehensive loss	(17,286)	(20,386)	20,386	b	(17,286)
Total shareholders' equity	2,025,705	405,309	(418,804)		2,012,210

	$ 4,214,579	$ 924,448	$ 1,824,387		$ 6,963,414

Cintas Corporation + G&K Services, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

1. Basis of Presentation
The unaudited pro forma condensed consolidated financial information presented here is based on the historical financial information of Cintas and G&K Services, as previously provided in or derived from filings with the SEC. The unaudited pro forma condensed consolidated balance sheet combines the interim unaudited condensed consolidated balance sheet of Cintas as of November 30, 2016 and the interim unaudited condensed consolidated balance sheet of G&K Services as of December 31, 2016. The unaudited pro forma condensed consolidated statement of income for the year ended May 31, 2016 combines the consolidated statement of income of Cintas for the fiscal year ended May 31, 2016 with the consolidated statement of operations of G&K Services for the fiscal year ended July 2, 2016. The interim unaudited pro forma condensed consolidated statement of income for the six months ended November 30, 2016 combines the interim unaudited consolidated statement of income of Cintas for the six months ended November 30, 2016 and the interim unaudited consolidated statement of operations of G&K Services for the six months ended December 31, 2016.
Pro forma adjustments reflected in the unaudited pro forma condensed consolidated balance sheet are based on items that are directly attributable to the proposed Acquisition and related financings and that are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of income are based on items directly attributable to the proposed Acquisition and related financings, and that are factually supportable and expected to have a continuing impact on Cintas.
At this time, Cintas has not performed detailed valuation analyses to determine the fair values of G&K Services’ assets and liabilities. Accordingly, the unaudited pro forma condensed consolidated financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. Additionally, Cintas has not yet performed the due diligence necessary to identify all of the adjustments required to conform G&K Services’ accounting policies to Cintas or to identify other items that could significantly impact the purchase price allocation or the assumptions and adjustments made in preparation of this unaudited pro forma condensed consolidated financial information. Upon completion of detailed valuation analyses, there may be additional increases or decreases to the recorded book values of G&K Services’ assets and liabilities, including, but not limited to brands, trademarks and other intangible assets and assumed debt that will give rise to future amounts of depreciation and amortization expense that are not reflected in the information contained in this unaudited pro forma condensed consolidated financial information. Accordingly, once the necessary due diligence has been performed, the final purchase price has been determined and the purchase price allocation has been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed consolidated financial information. Additionally, the unaudited pro forma condensed consolidated statements of income do not reflect the cost of any integration activities or benefits from the Acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on the consolidated results of income in periods following the completion of the Acquisition.
Certain amounts in G&K Services’ historical consolidated balance sheet and statement of operations have been reclassified to conform to Cintas’ presentation.
2. Unaudited Pro Forma Condensed Consolidated Financial Information Compared to Historical Financial Information

The unaudited pro forma condensed consolidated statement of income for the year ended May 31, 2016 combines the consolidated statement of income of Cintas for the fiscal year ended May 31, 2016 with the consolidated statement of operations of G&K Services for the fiscal year ended July 2, 2016. The unaudited pro forma condensed consolidated statements of income include adjustments made to historical financial information that were calculated assuming the Acquisition had been completed as May 31, 2016. The unaudited pro forma condensed consolidated financial information does not include the impact of potential cost savings or other operating efficiencies that could result from the Acquisition.

The interim unaudited pro forma condensed consolidated statement of income for the six months ended November 30, 2016 combines the interim unaudited condensed consolidated statement of income of Cintas for the six months ended November 30, 2016 with the interim unaudited condensed consolidated statement of operations of G&K Serv ices for the six months ended December 31, 2016. The interim unaudited pro forma condensed consolidated statements of income include adjustments made to historical financial information that were calculated assuming the Acquisition had been completed as November 30, 2016. The interim unaudited pro forma condensed consolidated financial information does not include the impact of potential cost savings or other operating efficiencies that could result from the Acquisition.
The unaudited pro forma condensed consolidated balance sheet combines the interim unaudited consolidated balance sheet of Cintas as of November 30, 2016 and the interim unaudited consolidated balance sheet of G&K Services as of December 31, 2016. The unaudited pro forma condensed consolidated balance sheet includes adjustments made to historical financial information that were calculated assuming the Acquisition had been completed as of November 30, 2016. We have based the unaudited pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. The adjustments reflect our preliminary estimates of the purchase price allocation, which may change materially upon finalization of appraisals and other valuation studies that are in process.
The following items resulted in adjustments reflected in the unaudited pro forma condensed consolidated financial information:

(a) Cash and cash equivalents - The unaudited pro forma condensed consolidated financial statements reflect proceeds from the issuance of debt and the estimated cash portion of the purchase price.

The unaudited pro forma adjustments for interest expense on the new debt expected to be issued includes the estimated impact of premiums, discounts and costs on the debt issued. In addition, the rates shown below reflect management’s current estimates of the interest rates for the new debt. A change of 0.125% in the interest rate of the commercial paper and variable rate term loan debt in the aggregate principal amount of $400 million would change interest expense on a pro forma basis by $0.5 million for the year ended May 31, 2016 and $0.3 million for the twenty-six weeks ended November 30, 2016.

			Interest Expense
(millions, except rate data)	Effective Interest Rate	Balance Outstanding	Six months ended November 30, 2016	Year ended May 31, 2016

Existing G&K Senior Notes	3.9%	50	1.0	1.9
Existing G&K Senior Notes	3.7%	50	0.9	1.9
Commercial Paper	1.1%	150	0.8	1.7
New term loan	2.1%	250	2.6	5.3
New long-term debt	3.7%	1,800	33.3	66.6

	3.4%	2,300	39	77

Each of the six-month and the twelve-month interest expense includes the impact of amortization of upfront fees.

If rates increased 0.125% on the long-term debt before we issued it, the impact would be:
$1,800 of long-term debt	0.125%	1,800	1.1	2.3

(b) Shareholder’s equity and fair value of acquired assets/liabilities - The unaudited pro forma condensed consolidated balance sheet includes an unaudted pro forma adjustment to eliminate G&K Service's historical equity balances as well as unaudited pro forma adjustments to record the acquired assets and liabilities at their fair value.

(c) Other financing costs - The unaudited pro forma condensed consolidated balance sheet includes an unaudited pro forma adjustment to prepaid expenses for $13.5 million. The prepaid expense is related to fees for bridge loan financing, for purposes of the Acquisition.

(d) Debt issuance costs - The unaudited pro forma condensed consolidated balance sheet includes an unaudited pro forma adjustment to record estimated costs on the issuance of the $2.2 billion of new debt and assumes that $100 million of existing G&K Services' senior notes remain outstanding after the Acquisition.

(e) Acquisition transaction costs - The interim unaudited pro forma condensed consolidated statement of income for the period six months ended November 30, 2016 includes an unaudited pro forma adjustment of $22.3 million of expenses related to advisory, legal, investment banking, and other professional services, all of which are directly attributable to the Acquisition.

(f) Amortization of intangible assets for customer contracts - The unaudited pro forma condensed consolidated statements of income for all periods include an adjustment for the amortization of newly acquired intangible assets related to customer contracts, net of the current amortization of G&K Services for customer contracts. Intangible assets related to customer contracts are estimated to have a useful life of 10 years and will be amortized on a straight-line basis over that period.

(g) Income taxes - The unaudited pro forma condensed consolidated statements of income and unaudited pro forma adjustments for all periods presented were calculated utilizing a blended statutory income tax rate between the United States and Canada of 37.3%.